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                                   EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

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                                          Jurisdiction of       Other Names under which
Subsidiary                                Incorporation         Subsidiary does Business
Ahab Investment Company                   Delaware              N/A

Ahab International Investment Co.         Delaware              N/A

Astro Air Coils, Inc.                     Pennsylvania          N/A

Astro Air UK, Ltd.                        Pennsylvania          N/A

DWZM, Inc.                                Pennsylvania          N/A

GBMC, Inc.                                Kansas                N/A

The Landover Company                      Pennsylvania          Dura-Bond Bearing Co.

M.H. Rhodes Company                       Delaware              N/A

Motor Products - Ohio Corporation         Delaware              N/A

Motor Products - Owosso Corporation       Delaware              N/A

Owosso Motor Group, Inc.                  Pennsylvania          N/A

Snowmax Incorporated                      Pennsylvania          N/A

Sooner Trailer Manufacturing Co.          Delaware              N/A

Statute Electric, Inc.                    New York              N/A

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